Report of Independent Registered Public Accounting Firm
The Board of Trustees
Legg Mason Partners Investment Series:

In planning and performing our audits of the financial statements of Legg Mason
"Partners Growth and Income Fund (formerly SB Growth and Income
Fund), Legg Mason"
"Partners Dividend Strategy Fund (formerly Smith Barney Dividend Strategy Fund), Legg"
Mason Partners Variable Premier Selections All Cap Growth Portfolio (formerly Smith
"Barney Premier Selections All Cap Growth Portfolio), Legg Mason Partners Dividend"
"Strategy Portfolio (formerly Smith Barney Dividend Strategy Portfolio), Legg Mason"
Partners Growth and Income Portfolio (formerly Smith Barney Growth and Income
"Portfolio), Legg Mason Partners Variable Government Portfolio (formerly SB Government"
"Portfolio), and Legg Mason Partners International Fund (formerly
Smith Barney"
"International Fund), each a series of Legg Mason Partners Investment Series (formerly"
"Smith Barney Investment Series), as of and for the year ended October 31, 2006, in" accordance with the standards of the Public Company Accounting Oversight Board
"(United States), we considered its internal control over financial reporting, including"
"control activities for safeguarding securities, as a basis for designing our auditing" procedures for the purpose of expressing our opinion on the financial statements and to
"comply with the requirements of Form N-SAR, but not for the purpose of expressing an" opinion on the effectiveness of the Trust's internal control over financial reporting.
"Accordingly, we express no such opinion. The management of the Trust is responsible" for establishing and maintaining effective internal control over financial reporting. In
"fulfilling this responsibility, estimates and judgments by management are required to" assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance
"regarding prevention or timely detection of unauthorized acquisition, use or disposition of" a fund's assets that could have a material effect on the financial statements. Because of
"its inherent limitations, internal control over financial reporting may not prevent or detect"
"misstatements. Also, projections of any evaluation of effectiveness to future periods are" subject to the risk that controls may become inadequate because of changes in
"conditions, or that the degree of compliance with the policies or procedures may" deteriorate.

A control deficiency exists when the design or operation of a control does not allow
"management or employees, in the normal course of performing their assigned functions,"
to prevent or detect misstatements on a timely basis. A significant deficiency is a
"control deficiency, or combination of control deficiencies, that adversely affects the"
"fund's ability to initiate, authorize, record, process or report external financial data"
reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or
interim financial statements that is more than inconsequential will not be prevented or
"detected. A material weakness is a significant deficiency, or combination of significant"
"deficiencies, that results in more than a remote likelihood that a material misstatement"
of the annual or interim financial statements will not be
prevented or detected.   Our
consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
"Board (United States). However, we noted no deficiencies in the Trust's internal control"
"over financial reporting and its operation, including controls for safeguarding securities,"
"that we consider to be a material weakness as defined above as of October 31, 2006."
This report is intended solely for the information and use of management and the Board of Legg Mason Partners Investment Series and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

"New York, New York
"
27-Dec-06